Exhibit 10.36

FIRST AMENDMENT TO COMMERCIAL LEASE

THIS FIRST AMENDMENT TO COMMERICAL LEASE (this “First Amendment”) is entered into as of the 16th day of August, 2021 (the “Effective Date”) by and between Scientific Real Estate Holdings LLC, a Florida limited liability company (“Landlord”) and Doctors Scientific Organica LLC, a Florida limited liability company (“Tenant”).

RECITALS:

A. Pursuant to that certain Commercial Lease, dated September I, 2018 (the “Lease”), between Landlord and Tenant, Landlord has leased to Tenant and Tenant has leased from Landlord, certain premises containing approximately 25,000 square feet, located at 1210 W 13th St, Riviera Beach, Florida 33404.

B. Landlord and Tenant desire to modify the Lease to provide for an extension the term of the Lease and to remove from the Lease a provision relating to termination of the Lease upon a change of control, as set forth in this First Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that the Lease is amended as follows:

1. Recitals; Capitalized Terms; Conflict. The foregoing Recitals are true and correct and are incorporated herein by this reference, as if set forth in their entirety. Any capitalized term not defined in this First Amendment shall have the meaning ascribed to such term in the Lease. In the event of any conflict between the terms and conditions of the Lease and those set forth in this First Amendment, the terms and conditions of this First Amendment shall control.

2. Amendments to Lease. The Lease is hereby amended as follows:

(i)	“Extension of Term.” The Lease shall be extended for a five (5) year term commencing September 1, 2023 (the “Extension Term”), unless the Tenant shall deliver a written notice of non-renewal to Landlord at least six (6) months prior to the expiration of the Lease Term. The rent shall escalate at the rate of three percent (3%) per annum during the first year and each succeeding year of the Extension Term.

(ii)	Deletion of Section Captioned “Termination Upon Sale of Premises.” The section captioned “Termination Upon Sale of Premises” is hereby deleted in its entirety.

3. Confirmation and Ratification. As amended hereby, the Lease is hereby ratified and confirmed in its entirety, and all terms and provisions not amended hereby, shall remain in full force and effect, and are incorporated herein by this reference.

4. Execution in Counterparts; Successors. This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one First Amendment. This First Amendment shall be binding upon and inure to the benefit of the successors and assigns of the parties hereof.

IN WITNESS WHEREOF, Landlord and Tenant have each executed and delivered this First Amendment as of the Effective Date.

WITNESS (as to Landlord):	LANDLORD:

Scientific Real Estate Holdings LLC,
a Florida limited liability company

/s/	By:	/s/ Sasson Moulavi
Dr. Sasson Moulavi, Managing Member

WITNESS (as to Tenant):	TENANT:

Doctors Scientific Organica LLC,
a Florida limited liability company

/s/	By:	Smart for Life, Inc.,
its sole managing member

	By:	/s/ Ryan Zackon
Ryan Zackon, Chief Executive Officer